EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Volatility Shares Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Volatility Shares Trust for the period ended August 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Volatility Shares Trust for the stated period.

/s/ Justin Young	/s/ Chang Kim
Justin Young	Chang Kim
President and Chief Executive Officer	Treasurer
(Principal Executive Officer)	(Principal Financial Officer)
Dated:	11/7/2025	Dated:	11/7/2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Volatility Shares Trust for purposes of Section 18 of the Securities Exchange Act of 1934.